Exhibit 3.20(a)
[ILLEGIBLE]
ARTICLES OF INCORPORATION
of
United States Money Exchange, Inc.
     The undersigned, is a citizen of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:
     FIRST. The name of said corporation shall be United States Money Exchange, Inc. (the “Corporation”).
     SECOND. The place in Ohio where its principal office is to be located is 21 East State Street, Columbus, Franklin County.
     THIRD. The purposes for which it is formed are:
     To engage in any lawful act or activity for which corporations may be organized under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.
     Without limiting in any manner the scope and generality of the foregoing:
     To provide financial and check cashing services to any firm, corporation, company, association, individual, syndicate or other entity.
     To engage in the purchasing and selling of food stamps and money orders.

     FOURTH. The number of shares which the Corporation is authorized to have outstanding is:
          Five Hundred (500) Common Shares all of which shall be with a par value of One Dollar ($1.00) each.
     FIFTH. The amount of stated capital with which the Corporation shall begin business is Five Hundred Dollars ($500.00).
     SIXTH. Shareholders of the Corporation shall have no preemptive right to acquire additional, unissued or treasury shares of the Corporation.
     IN WITNESS WHEREOF, I have hereunto subscribed my name, this 5th day of December, 1978.

United States Money Exchange, Inc.
/s/ Marjorie M. Horowitz
Marjorie M. Horowitz

C-103	Prescribed by TED W. BROWN Secretary of State
ORIGINAL APPOINTMENT OF AGENT
     The undersigned, being ~~at least a majority of~~ the incorporators of

United States Money Exchange, Inc. (Name of Corporation)	,

hereby appoint	United States Corporation Company (Name of Agent)	,
~~(a natural person resident in this state) or~~ (a corporation having a business address in this state) (strike out phrase not applicable) upon ~~whom~~ (which) any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

~~His~~(Its) complete address is	21 East State Street	,	Columbus	,

	(Street or Avenue)		(City or Village)

Franklin	County, Ohio,		43215	,

			(Zip code)

/s/ Marjorie M. Horowitz
Marjorie M. Horowitz

(Incorporators names should be typed or printed beneath signatures)

, Ohio

, 1978

United States Money Exchange, Inc. (Name of Corporation)
          Gentlemen: I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.

(Signature of Agent)

By
(Signature of Officer Signing and Title if Agent is a Corporation)

REMARKS: ALL ARTICLES OF INCORPORATION MUST BE ACCOMPANIED BY AN ORIGINAL APPOINTMENT OF AGENT.
THERE IS NO FILING FEE FOR THIS APPOINTMENT.

UNITED STATES OF AMERICA,
STATE OF OHIO,
OFFICE OF THE SECRETARY OF STATE
I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 5 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 16th day of September A.D. 2006
/s/ J. Kenneth Blackwell

J. KENNETH BLACKWELL Secretary of State
By: /s/ Snanna Whitehead

NOTICE: This is an official certification only when reproduced in red ink

Certificate
526945
It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings: that said records show the filing and recording of: AMD CHN OF FINANCIAL EXCHANGE COMPANY OF OHIO, INC. FORMERLY UNITED STATES MONEY EXCHANGE, INC.

United States of America STATE OF OHIO Office of the Secretary of State	Recorded on Roll E549 at Frame 1158 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 11TH day of JANUARY, A.D. 1979

/s/ Anthony J. Celebrezze ANTHONY J. CELEBREZZE JR.
Secretary of State

Prescribed by	L0549-1158	Charter F 526945
C-109 TED W. BROWN		Approved by [ILLEGIBLE]
Secretary of State		Date 1-11-79
Fee $ [ILLEGIBLE]
CERTIFICATE OF AMENDMENT
BY INCORPORATOR
(SEC. 1701.70 (A) R.C.)
TO ARTICLES OF
UNITED STATES MONEY EXCHANGE, INC.
(Name of Corporation)
     I the undersigned, being ~~all of~~ the incorporator of the above named corporation, do certify that subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that I have elected to amend the articles as follows:
     ARTICLE FIRST is amended in its entirety to read as follows:
     “FIRST. The name of said corporation shall be Financial Exchange Company of Ohio, Inc. ( the “Corporation”).”
     IN WITNESS WHEREOF, I, being ~~all of~~ the incorporator of the above named corporation, have hereto subscribed my name this 4th day of January, 1979.

By	/s/ Marjorie M. Horowitz
Marjorie M. Horowitz
By

By

By
Incorporator

UNITED STATES OF AMERICA,
STATE OF OHIO,
OFFICE OF THE SECRETARY OF STATE
I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 3 pages, as taken from the original record new in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 15th day of September A.D. 2006
/s/ J. Kenneth Blackwell
J. KENNETH BLACKWELL
Secretary of State
By:	/s/ Snanna Whitehead
NOTICE: This is an official certification only when reproduced in red ink

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:42 PM 02/12/2007
FILED 09:19 PM 02/12/2007
SRV 070158419 — 4300285 FILE
CERTIFICATE OF INCORPORATION
- of -
MONEYMART TEMP OHIO, INC.
(a Delaware corporation)
     The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “corporation”) is
MONEYMART TEMP OHIO, INC.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the State of Delaware, and the name of the registered agent of the Corporation in the State of Delaware at said address is The Corporation Trust Company.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:
     To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, par value $0.001 per share, all of which shall be of the same class and all of which are designated as common stock.
     FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
HILARY B. MILLER	112 Parsonage Road
Greenwich, Connecticut 06830-3942
     SIXTH: The corporation is to have perpetual existence.

Certificate of Incorporation of MONEYMART TEMP OHIO, INC.	Page 1 of 4 Pages

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall he deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of §109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that

Certificate of Incorporation of MONEYMART TEMP OHIO, INC.	Page 2 of 4 Pages

any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.
     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of sub-section (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized

Certificate of Incorporation of MONEYMART TEMP OHIO, INC.	Page 3 of 4 Pages

by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Dated: February 8, 2007.

/s/ Hilary B. Miller (U.S.)
HILARY B. MILLER
Incorporator

Certificate of Incorporation of MONEYMART TEMP OHIO, INC.	Page 4 of 4 Pages

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:50 PM 02/20/2007
FILED 7:08 PM 02/20/2007
SRV 070194271 — 4300285 FILE
CERTIFICATE OF MERGER
- of -
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
(an Ohio corporation)
- with and into -
MONEYMART TEMP OHIO, INC.
(a Delaware corporation)
     It is hereby certified that:
     1. The constituent business corporations participating in the merger herein certified are:
     (a) MONEYMART TEMP OHIO, INC. (“Newcorp”), which is incorporated under the laws of the State of Delaware; and
     (b) FINANCIAL EXCHANGE COMPANY OF OHIO, INC. (“Oldcorp”), which is incorporated under the laws of the State of Ohio, the authorized capital of which consists of 500 shares of common stock, no par value.
     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Newcorp in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Oldcorp in accordance with the laws of the State of its incorporation.
     3. The merger is to become effective on February 28, 2007.
     4. The surviving corporation in the merger herein certified is Newcorp, which will continue its existence as said surviving corporation under the name FINANCIAL EXCHANGE COMPANY OF OHIO, INC. upon the effective date of said merger pursuant to the provisions of the laws of the State of Delaware.
     5. The certificate of incorporation of Newcorp, as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of Delaware except as set forth in the following paragraph.
     6. The certificate of incorporation of Newcorp is to be amended and changed by reason of the merger herein certified by striking out article FIRST thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

Certificate of Merger — Financial Exchange Company of Ohio, Inc.	Page 1 of 2 Pages

          FIRST: The name of the corporation (hereinafter called the “corporation”) is FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
     7. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312-1288.
     8. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.
     Dated: February 20, 2007

FINANCIAL EXCHANGE COMPANY OF OHIO, INC.

By:	/s/ Peter J. Sokolowski
Peter J. Sokolowski
Vice President

MONEYMART TEMP OHIO, INC.

By:	/s/ Peter J. Sokolowski
Peter J. Sokolowski
Vice President

Certificate of Merger — Financial Exchange Company of Ohio, Inc.	Page 2 of 2 Pages

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Financial Exchange Company of Ohio, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 20, 2009.

/s/ Roy Hibberd
Roy Hibberd, Secretary

State of Delaware
Secretary or State
Division of Corporations
Delivered 06:50 PM 01/22/2009
FILED 06:39 PM 01/22/2009
SRV 090060939 — 4300285 FILE